EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-203438) of Etsy, Inc. of our report dated March 1, 2016 relating to the consolidated financial statements, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
New York, New York
March 1, 2016